As filed with the Securities and Exchange Commission on October 5, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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ROYCE GLOBAL VALUE TRUST, INC.
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Important Actions Needed Regarding Your Investment Account in Royce Global Value Trust There are important actions that need to be taken as soon as possible with regard to your investment account in Royce Global Value Trust, Inc. (the “Fund”). These actions are necessary in order to support the Fund’s continuing operations and to avoid potential negative tax consequences or losses on your investment. Please note that these actions need to be taken before October 8, 2020. Please address this matter today! To address this matter, please follow the instructions on the enclosed form or contact our proxy solicitation representative as soon as possible. Stockholders Call Toll Free: (877) 825-8906 Banks and Brokers Call: (212) 750-5833 Innisfree M&A Incorporated

VOTE TODAY!ʚYour Vote is Needed to Protect the Value of Your Investment in Royce Global Value Trust The Royce Global Value Trust, Inc. (the “Fund”) Special Meeting of Stockholders (the “Special Meeting”) is scheduled to be held October 8, 2020. This means that time is running short for you to vote to approve a new investment advisory agreement1 with the Fund’s investment manager, Royce Investment Partners (“Royce”)2. Action is necessary in order to support the Fund’s continuing operations and to avoid potential negative tax consequences or losses on your investment. It is important that all stockholders participate. Even if you have previously voted, please vote today “FOR” the proposal put forward by Royce Global Value Trust on the WHITE proxy card to ensure you are supporting the Fund’s continued operations. Support the Fund Manager That Has a Strong Track Record of Outperformance Royce has developed a differentiated investment strategy to deliver superior returns as evidenced by its high Active Share of 97%3. Stockholder approval of the investment advisory agreement, which is substantially identical to the current one, will enable Royce to continue to execute its strategy that has driven substantial outperformance, including… Without Stockholder Approval, the Fund May be Forced to Seek Approval to Liquidate If the new investment advisory agreement is not approved, the Fund may be forced to seek approval to liquidate. A liquidation may have significant negative implications for long-term stockholders including… A meaningful loss of value for stockholders, particularly during this period of significant market volatility Consistently outperforming the Fund’s benchmark4 over key timeframes, including year-to-date, and over the past 1-, 3-, 5-year and since inception (10/17/13) periods ended 6/30/205 Negative tax consequences Outperforming the Fund’s benchmark4 in each of the two previous full market cycle periods and from the 1/17/20 index peak through 6/30/205 Outperforming the comparable open-end Morningstar category average (US Fund World Small/Mid Stock)6 over the past 1-, 3- and 5-year periods through 6/30/205 The Leading Independent Proxy Advisory Firms Agree – Stockholders Should Vote “FOR” the New Investment Advisory Agreement with Royce on the WHITE Proxy Card The Fund’s record of outperformance and the benefits of the new agreement have been recognized by the two leading independent proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”). ISS and Glass Lewis both recently published reports recommending that stockholders vote “FOR” the new agreement.

Your Vote is Important, No Matter How Many or How Few Shares You Own You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Innisfree M&A Incorporated Stockholders Call Toll Free: (877) 825-8906 Banks and Brokers Call: (212) 750-5833 REMEMBER We urge you not to vote using any other colored proxy card as doing so will revoke your vote on the WHITE proxy card. 1 Due to the “change of control” that resulted from the combination of Legg Mason Inc. and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, that caused the Fund’s previous investment advisory agreement to terminate in accordance with its terms as required by applicable law. 2 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners. 3 Active Share: The sum of the absolute values of the different weightings of each holding in the Portfolio versus each holding in the benchmark, divided by two. Active Share is a measure of how much an actively managed portfolio diverges from its benchmark. A higher Active Share number is generally interpreted as indicating the portfolio is more active and less like a passive index. 4 The Fund benchmark is the MSCI ACWI Small Cap Index, an unmanaged, capitalization-weighted index of global small-cap stocks. Index returns include net reinvested dividends and/or interest income. 5 Returns calculated on a net asset value (“NAV”) basis. 6 For the Morningstar World Small/Mid Stock Category: © 2020 Morningstar. All Rights Reserved. The information regarding the category in this piece: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. World small/mid stock portfolios invest in a variety of international stocks that are smaller. World-stock portfolios have few geographical limitations. It is common for these portfolios to invest the majority of their assets in developed markets, with the remainder divided among the globe’s smaller markets. These portfolios typically have 20%-60% of assets in U.S. stocks. Forward-looking Statement This letter is not an offer to purchase nor a solicitation of an offer to sell shares of the Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of the Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the U.S. Securities and Exchange Commission, including the Fund’s Annual Report to Stockholders on Form N-CSR, for the year ended December 31, 2019, the Fund’s Semi-Annual Report on Form N-CSRS, for the six months ended June 30, 2020, and subsequent filings with the Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Fund undertakes no responsibility to update publicly or revise any forward-looking statement.